EXHIBIT 99.1

Information Relating to Item 14 - Other Expenses of Issuance and Distribution

The expenses in connection with the issuance and distribution of $250,000,000 aggregate principal amount of Series A Enhanced Junior Subordinated Notes due June 2067 of Puget Sound Energy, Inc., registered pursuant to the Post Effective Amendment No. 1 to Registration Statement (Registration No. 333-132497-01) on Form S-3 filed on June 22, 2006, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers registration fee.

Securities and Exchange Commission registration fee	$7,675

Printing and engraving expenses	$25,000

Legal fees and expenses	$200,000

Accounting fees and expenses	$30,000

Rating Agency expenses	$50,000

NASD registration fee	$75,500

Miscellaneous	$11,825

Total	$400,000